                                 [LETTERHEAD]


FOR IMMEDIATE RELEASE
March 12, 2002

                 WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES
                       THIRD QUARTER FISCAL 2002 RESULTS

HIGHLIGHTS:

     .    Third quarter revenues increased by 7.1% to $82.4 million.
     . Excluding impact of the decline in the Australian dollar, revenues would have been $84.6 million, an increase of 10.0%.
     . Revenue growth primarily due to positive same store sales at all divisions and increased contribution from Pat & Oscar's.
     .    Net income increased by $1.7 million from prior year.
     .    Two Pat & Oscar's restaurants opened during the quarter.


SHERMAN OAKS, CA--March 12, 2002--Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today reported financial results for the sixteen week and forty week periods ended February 3, 2002.

The Company reported revenues of $82.4 million for the third quarter of fiscal 2002, an increase of 7.1% over the $76.9 million reported in the comparable period in fiscal 2001. Net income for the quarter was $373,000, or $0.01 per diluted share, compared with a net loss of $1.4 million, or $0.05 per diluted share in the same period a year ago. Positive same store sales comparisons at all divisions and a continued focus on cost controls more than offset the impact of continued weakness in the economy and Australian dollar exchange rate. Adjusting for the 5.3% decline in the Australian dollar, revenues for the third quarter would have been $84.6 million, an increase of 10.0% over the comparable quarter last year.

                                    -# # #-
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Worldwide Restaurant Concepts, Inc.
Page 2 of 7

For the forty weeks ended February 3, 2002, the Company reported revenues of $203.6 million, an increase of 9.3% from revenues of $186.2 million in the same period last year. Net income rose to $2.4 million, or $0.09 per diluted share, a 33.0% increase from net income of $1.8 million, or $0.06 per diluted share, reported for the comparable three quarters last year. These increases are primarily attributable to the ongoing expansion of the Pat & Oscar's brand, resulting in the division's third consecutive quarter of being accretive to earnings.

Positive Same Store Sales at All Divisions

The Company reported same store sales growth of 14.8% for Sizzler Australia, 1.1% for Sizzler USA, 7.0% for KFC and 1.7% for Pat & Oscar's, compared to the third quarter last year. "This quarter marks the first time since the first quarter of fiscal 2001 that we've reported positive same store sales at every one of our divisions. This reflects our continued effort to focus our marketing and product development initiatives on the things our guests say they care about most. Promotions such as Sizzler USA's recent $7.99 Sizzlin' Onion Stack Steak deliver great taste and great value and have enabled us to grow the top line despite some continued weakness in the economy," said Charles Boppell, President and Chief Executive Officer of Worldwide Restaurants Concepts.

Strong same store sales at the Company's international operations are the result of strong promotions and ongoing investment in facilities. Sizzler Australia continued to generate very strong customer response from its promotion featuring the salad bar with a seafood add-on. KFC's strong sales reflect the continued success of bundled meals targeting families, as well as the impact of recently completed remodels that feature face-to-face drive thru's.

Pat & Oscar's Expansion Continues

During the third quarter, Pat & Oscar's opened its 13/th/ and 14/th/ locations in Southern California. In spite of the pre-opening costs associated with these new restaurants, Pat & Oscar's was accretive to the Company's earnings for the third consecutive quarter. These new locations are part of the Company's ongoing strategy of expanding in markets adjacent to the core San Diego market. "By the end of our next fiscal year, we expect to increase our restaurant count by an additional 30% to 40%. We're very pleased with the guest response to our recent opening in the Ontario Mills Mall, located in San Bernardino County, California. It not only marks our furthest expansion Northeast, it's also Pat & Oscar's strongest opening outside of San Diego County," said Mr. Boppell. Since completion of the acquisition of Pat & Oscar's in August 2000, Worldwide Restaurant Concepts has overseen a 75% increase in restaurant count, growing the concept from a base of eight restaurants to the current level of fourteen. The 15/th/ restaurant is expected to open later this fiscal year.

                                    -more-
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Worldwide Restaurant Concepts, Inc.
Page 3 of 7

Outlook

"Although the business environment has been challenging and may continue to be so for some time, we've never lost sight of the strategies we laid out at the start of this fiscal year. In the first two quarters, we were busy laying the foundation for the performance that we reported today. We're pleased with our results and will continue to be disciplined in the execution of our strategies of growing our domestic and international Sizzler businesses, investing in our Australian KFC's, and increasing the geographic reach of the Pat & Oscar's brand," concluded Mr. Boppell.

Investor Conference Call

Worldwide Restaurant Concepts will be holding an investor conference call to discuss the Company's financial and operational results today at 11:00 a.m. EST. Investors will have the opportunity to listen to the conference call over the Internet at www.companyboardroom.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay, also at www.companyboardroom.com will be available shortly after the call.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 336 Sizzler(R) restaurants worldwide, 107 KFC(R) restaurants primarily located in Queensland, Australia, and 14 Pat & Oscar's(SM) restaurants.

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These statements may include but are not limited to, statements regarding: (i) continuing growth in revenues and earnings; (ii) continuation of positive same store sales at all divisions; (iii) the opening of additional Pat & Oscar's restaurants through the end of the next fiscal year; and (iv) Pat & Oscar's profitability in the fourth quarter and the fiscal year as a whole.

Worldwide Restaurant Concepts cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (a) the Company's ability to implement its strategic plan and manage its costs and expenses; (b) the continuing successful marketing and product initiatives resulting in positive same store sales; (c) Pat & Oscar's ability to identify a sufficient number of suitable sites in order to open new restaurants; (d) Pat & Oscar's ability to achieve further cost savings; (e) general economic conditions, including Australian currency fluctuations; and (f) other risks as detailed from time to time in the Company's SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

                              [tables to follow]
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Worldwide Restaurant Concepts, Inc.
Page 4 of 7


            WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE SIXTEEN WEEKS ENDED FEB. 3, 2002 AND FEB. 4, 2001
                     (In thousands, except per share data)


                                                          Feb. 3,      Feb. 4,
                                                           2002         2001
------------------------------------------------------  -----------  -----------
                                                        (Unaudited)  (Unaudited)
Revenues
 Restaurant sales                                       $  79,907    $  74,937
 Franchise revenues                                         2,486        1,986
------------------------------------------------------  -----------  -----------
 Total revenues                                            82,393       76,923
------------------------------------------------------  -----------  -----------
Costs and Expenses
 Cost of sales                                             27,575       26,053
 Labor and related expenses                                22,706       21,692
 Other operating expenses                                  19,820       18,603
 Depreciation and amortization                              2,910        3,131
 General and administrative expenses                        7,498        7,754
------------------------------------------------------ - ----------  -----------
  Total operating costs                                    80,509       77,233
------------------------------------------------------ - ----------  -----------
 Interest expense                                           1,128        1,117
 Investment income                                           (227)        (315)
 Other Income                                                             (350)
------------------------------------------------------  -----------  -----------
  Total costs and expenses                                 81,410       77,685
------------------------------------------------------  -----------  -----------
Income before provision for income taxes                      983         (762)
------------------------------------------------------  -----------  -----------
Provision for income taxes                                    610          614
------------------------------------------------------  -----------  -----------
Net Income                                              $     373    $  (1,376)
======================================================  ===========  ===========

Basic and diluted earnings per share                    $    0.01    $   (0.05)
======================================================  ===========  ===========

                                   - more -
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Worldwide Restaurant Concepts, Inc.
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             WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE FORTY WEEKS ENDED FEB. 3, 2002 AND FEB. 4, 2001
                     (In thousands, except per share data)


                                                          Feb. 3,      Feb. 4,
                                                           2002         2001
-------------------------------------------------------  -----------  ----------
                                                        (Unaudited)  (Unaudited)

Revenues
 Restaurant sales                                       $ 197,205    $ 179,703
 Franchise revenues                                         6,403        6,515
-------------------------------------------------------  -----------  ----------
 Total revenues                                           203,608      186,218
-------------------------------------------------------  -----------  ----------
Costs and Expenses
 Cost of sales                                             67,642       63,729
 Labor and related expenses                                56,292       50,955
 Other operating expenses                                  48,574       43,292
 Depreciation and amortization                              7,268        7,045
 General and administrative expenses                       18,275       16,983
-------------------------------------------------------  -----------  ----------
 Total operating costs                                    198,051      182,004
-------------------------------------------------------  -----------  ----------
 Interest expense                                           2,799        2,797
 Investment income                                           (639)      (1,327)
 Gain on sale of assets                                      (412)        (347)
-------------------------------------------------------  -----------  ----------
 Total costs and expenses                                 199,799      183,127
-------------------------------------------------------  -----------  ----------
Income before provision for income taxes                    3,809        3,091
-------------------------------------------------------  -----------  ----------
Provision for income taxes                                  1,417        1,292
-------------------------------------------------------  -----------  ----------
Net income                                               $  2,392     $  1,799
=======================================================  ===========  ==========


Basic and diluted earnings per share                     $   0.09     $   0.06
=======================================================  ===========  ==========

                                   - more -
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Worldwide Restaurant Concepts, Inc.
Page 6 of 7

             WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)


                                                                February 3,   April 30,
                    ASSETS                                         2002          2001
-----------------------------------------------------------     -----------   ---------
                                                                (Unaudited)   (Audited)
Current Assets:
  Cash and cash equivalents                                     $  21,701     $   9,997
  Restricted cash                                                   3,339         7,852
  Receivables, net of reserves of $767 at
   February 3, 2002 and $965 at April 30, 2001                      2,338         2,464
  Inventories                                                       4,168         4,211
  Current tax asset                                                 3,680         3,324
  Prepaid expenses and other current assets                         2,166         2,554
-----------------------------------------------------------     -----------   ---------
     Total current assets                                          37,392        30,402
-----------------------------------------------------------     -----------   ---------
Property and equipment, net                                        60,742        60,011

Property held for sale, net                                         2,483         3,996

Long-term notes receivable, net of reserves of $3
  at February 3, 2002 and $17 at April 30, 2001                       912           994

Deferred income taxes                                               1,089         2,425

Goodwill, net of accumulated amortization of
  $659 at February 3, 2002 and $659 at April 30, 2001              19,663        19,491

Intangible assets, net of accumulated amortization of
  $1,006 at February 3, 2002 and $893 at April 30, 2001             2,226         2,208

Other assets                                                        2,152         3,035
-----------------------------------------------------------     -----------   ---------
     Total assets                                               $ 126,659     $ 122,562
===========================================================     ===========   =========

                                   - more -

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Worldwide Restaurant Concepts, Inc.
Page 7 of 7

             WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                                February 3,   April 30,
   LIABILITIES AND STOCKHOLDERS' INVESTMENT                        2002          2001
-----------------------------------------------------------     -----------   ---------
                                                                (Unaudited)   (Audited)
Current Liabilities:
  Current portion of long-term debt                             $   5,243     $   5,597
  Accounts payable                                                  9,888         9,078
  Other current liabilities                                        12,812         9,626
  Income taxes payable                                              1,251         1,870
-----------------------------------------------------------     -----------   ---------
     Total current liabilities                                     29,194        26,171
-----------------------------------------------------------     -----------   ---------

  Long-term debt, net of current portion                           24,693        24,085

  Deferred gains and revenues                                       7,638         8,307

  Pension liability                                                 9,184         9,482
-----------------------------------------------------------     -----------   ---------

     Total liabilities                                             70,709        68,045
-----------------------------------------------------------     -----------   ---------

Stockholders' Investment:
  Capital stock -
    Preferred, authorized 1,000,000 shares, $5 par value;
     no shares issued                                                   -             -
    Common, authorized 50,000,000 shares, $0.01 par value;
     outstanding 27,205,491 shares at February 3, 2002
     and 27,744,799 shares at April 30, 2001                          293           291
  Additional paid-in capital                                      279,889       279,846
  Accumulated deficit                                            (214,654)     (217,046)
  Treasury stock, 2,000,000 shares at February 3, 2002
     and 1,363,800 shares at April 30, 2001, at cost               (4,135)       (3,189)
  Accumulated other comprehensive loss                             (5,443)       (5,385)
-----------------------------------------------------------     -----------   ---------
     Total stockholders' investment                                55,950        54,517
-----------------------------------------------------------     -----------   ---------
     Total liabilities and stockholders' investment             $ 126,659     $ 122,562
===========================================================     ===========   =========